EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 18, 2005 (August 11, 2005 as to Note 21) relating to the consolidated financial statements of Gastar Exploration Ltd. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ BDO Dunwoody LLP

Calgary, Alberta

August 12, 2005